SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K/A

                                Amendment No. 3

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): May 18, 1998

                       National Auto Finance Company, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            0-22067                                       65-0688619
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   (Commission File Number)                           (I.R.S. Employer
                                                     Identification No.)

     621 N.W. 53rd Street, Suite 200
        Boca Raton, Florida                               33487
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  (Address of Principal Executive Offices)              (Zip Code)

                                 (561) 997-2413
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 18, 1998, National Auto Finance Company, Inc. (the "Company")dismissed KPMG Peat Marwick LLP ("KPMG") as the Company's auditor of its financial statements. On that same day, the Company announced that it was in the process of retaining BDO Seidman, LLP ("BDO") to audit the Company's financial statements in fiscal 1998. KPMG's opinion with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 was qualified by raising substantial doubt as to the Company's ability to continue as a going concern. The decision to dismiss KPMG as the Company's auditor was recommended and approved by the Audit Committee of the Board of Directors of the Company.

     In connection with KPMG's review of the Company's financial statements for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and KPMG's audit of the Company's financial statements for the year ended December 31, 1997, certain disagreements arose between KPMG and the Company regarding:
(1) the periodic determination of the carrying value of the Company's retained securitization assets, and more particularly, the assumptions and methodologies to be employed, pursuant to Statement of Financial Accounting Standards No. 125 ("SFAS No. 125"), in the computer model used to determine such carrying values, including the determination of which components of the retained securitization assets to be discounted to net present value and the rate at which such components should be discounted, and the projected loan loss rate and related collateral recovery rate to be utilized in such valuation model; and (2) the accounting treatment of deferred income taxes recorded in connection with the reorganization of the Company from a partnership to a corporation in connection with the Company's initial public offering. With respect to the issues relating to the periodic determination of the carrying value of the Company's retained securitization assets, the Audit Committee and the Board of Directors discussed such issues with KPMG. The Audit Committee and the Board of Directors did not discuss the deferred income tax issue with KPMG, which was discussed between KPMG and Company management.

     While KPMG never expressed an unwillingness to be associated with any of the financial statements prepared by management and filed with the Securities and Exchange Commission, KPMG did indicate that it was unwilling to be associated with the Company's initial earnings release for the quarter ended September 30, 1997. As a result, the Company, in consultation with KPMG, revised its earnings release for the quarter ended September 30, 1997.

     With respect to the disagreements previously described, during the course of KPMG's audit of the Company's financial statements for the year ended
December 31, 1997, KPMG indicated that its national office was developing a "national position," for all of its clients that utilize gain-on-sale revenue recognition accounting principles, on (1) the components of a company's retained securitization assets that need to be discounted to net present value in periodically determining their carrying values pursuant to SFAS No. 125, and (2) the rate at which, and the period over which, such components are to be discounted to net present value pursuant to SFAS No. 125. Prior to revealing to the Company its national position on those issues, KPMG did indicate that its initial inclination was that SFAS No. 125 required the Company to discount all components of its retained securitization assets to net present value, including cash spread accounts, in periodically determining their carrying values, and to discount all such


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components at the rate of 14% without regard to any differentiation  among those components with respect to the level of risk inherent in the cash flows projected to be derived from each of those components. The Company's view was that each such component represents a different security, possessing different risk characteristics with respect to the ultimate receipt of the cash flow projected to be derived from each such component and, therefore, each such component  should be  discounted  to net  present  value  using a market rate of
interest   commensurate  to  such  component's  inherent  risk  in  periodically determining its carrying value pursuant to SFAS No. 125.

     Because KPMG still had not announced its national position on those issues by late in the audit process and the Company wanted to be prepared to discuss with KPMG its position once announced without delaying the completion of the audit, the Company surveyed numerous industry experts on the accounting treatment other similarly-situated companies were utilizing with respect to the valuation of retained securitization assets under SFAS No. 125. To that end, the Company spoke with two accounting firms, including BDO, two investment banks specializing in asset-backed securitizations, a commercial bank that regularly securitizes certain of its own assets, and the leading securitization bond insurer in the non-prime automobile finance industry, to ascertain their views and observations on how other similarly-situated companies were interpreting
SFAS No. 125's effect on the valuation of retained securitization assets. Each of those institutions, including BDO, observed that: (1) generally all finance companies were discounting to net present value each component of retained securitization assets, with the exception of cash spread accounts, in periodically determining their respective carrying values; (2) some finance companies were also discounting cash spread accounts to net present value; and
(3) each finance company was discounting the components being discounted at different market rates commensurate with the level of risk inherent in the cash flow projected to be derived from each such component. Further, the institutions surveyed also indicated that the finance companies that were discounting cash spread accounts to net present value generally were applying a discount rate significantly lower than the rates they were applying to the other components of retained securitization assets because they considered the cash flows projected to be derived from such cash spread accounts to have a significantly lower inherent risk than the other components. Additionally, BDO and the other accounting firm indicated that while they had not considered or reviewed the Company's particular circumstances and were specifically not opining on the proper application of SFAS No. 125 to the Company's retained securitization assets, they had interpreted SFAS No. 125 for other clients in a manner consistent with the general industry consensus--namely, that SFAS No. 125 requires that each component of retained securitization assets be discounted separately and at different market rates of interest to reflect that each such component is a separate security possessing its own inherent level of risk. The Company did share with KPMG the observations of all of the institutions surveyed concerning the proper application of SFAS No. 125 to retained securitization assets.

     With respect to the disagreement relating to the accounting treatment for deferred income taxes, the Company's view was that the taxes to be recorded in connection with the reorganization of the Company from a partnership to a corporation should have been an adjustment to paid in capital, and not an adjustment to the Company's net income for 1997. The Company consulted with its outside tax accountant, Coopers & Lybrand LLP ("C&L"), which orally confirmed the Company's view. The Company did share with KPMG the views of C&L with respect to the deferred income tax issue.


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Nevertheless,  KPMG  continued  to  maintain  its  position  that such  deferred incometaxes should be recorded as an adjustment to the Company's net income for 1997.

     The Company has authorized KPMG to fully and completely respond to BDO regarding its inquiries, if any, concerning the subject matter of each of the disagreements previously described. Each of those disagreements was resolved by the Company acceding to the position of KPMG prior to the filing of the Company's quarterly reports on Form 10-Q and its Annual Report on Form 10-K for fiscal 1997.

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     On June 15, 1998, the Company received KPMG's response ("KPMG's  Response")
to the Company's disclosure in this Form 8-K regarding certain disagreements between KPMG and the Company. KPMG's Response is attached hereto as an exhibit. In its Response, KPMG states, inter alia, that it "disagreed with [the Company regarding] the capitalization of approximately $900,000 of . . . capitalized costs, which related to administrative employee compensation, travel, consulting studies, and other non-capitalizable expenditures" incurred by the Company in connection with the construction and start-up of its Jacksonville service center. While KPMG identifies the expensing of these initially-capitalized costs as a "disagreement," the Company believes that the issue is more properly characterized as an "initial [difference] of opinion based on incomplete facts or preliminary information that [was] later resolved to [KPMG's] satisfaction by
 . . . obtaining additional relevant facts or information." Consistent with Instruction 4 of Section 229.304 of Regulation S-K promulgated under the Securities Exchange Act of 1934, the Company believes that such a discussion does not amount to a "disagreement" under the regulation.

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     On July 22, 1998, the Company  received  KPMG's  response  ("KPMG's  Second
Response") to the Company's disclosure in Amendment No. 2 to the Form 8-K regarding capitalized costs. KPMG's Second Response is attached hereto as an exhibit.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Exhibits.

          (16.1) KPMG's Response, dated June 11, 1998.

          (16.2) KPMG's Response, dated July 21, 1998.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  July 23, 1998.
                                   NATIONAL AUTO FINANCE COMPANY, INC.

                                   By: /s/ Keith B. Stein
                                   Name:  Keith B. Stein
                                   Title:  Vice Chairman, Chief Executive
                                             Officer, Chief Financial Officer
                                             and Treasurer